UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 2, 2012 (April 1, 2012)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 2120 and 2122, Leighton Centre,
77 Leighton Road, Causeway Bay, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election  of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2012, Network CN Inc., a Delaware corporation (the “Company”), reported that the Company’s Chief Financial Officer and Corporate Secretary, Ms Jennifer Fu, had tendered her resignation from her position for personal reasons. Ms. Fu’s resignation was effective on April 1, 2012.

The Board of Directors of the Company appointed Ms. Shirley Cheng to serve as the Company’s Interim Chief Financial Officer, effective on April 1, 2012.

Shirley Cheng. Ms Cheng has served as the Company’s new Interim Chief Financial Officer, since April 1, 2012, and as the Finance Manager of NCN Group Management Limited, the Company’s subsidiary, since March 2008. Prior to that, Ms. Cheng served from 2004 to 2008 as an auditor with PricewaterhouseCoopers, an international firm of certified public accountants.  Ms. Cheng holds a Bachelor’s Degree in Business Administration with a major in Accountancy from the Hong Kong Baptist University and is an associate member of the Hong Kong Institute of Certified Public Accountants.

Ms. Cheng is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Ms. Cheng and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2012

NETWORK CN INC

By:	/s/ Earnest Leung
Earnest Leung
Chief Executive Officer